Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 19, 2026 relating to the financial statements of Star Bulk Carriers Corp. and the effectiveness of Star Bulk Carriers Corp.’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Star Bulk Carriers Corp. for the year ended December 31, 2025.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

October 8, 2026